Exhibit 99.4

Tattooed Chef Reports Third Quarter 2020 Financial Results

Record Revenue of $41.0 Million for Third Quarter Fiscal 2020

Paramount, California—November 9, 2020 (GLOBE NEWSWIRE) – Tattooed Chef, Inc. (Nasdaq: TTCF, TTCFW) (“Tattooed Chef” or the “Company”), a leading plant-based frozen food company with a broad portfolio of innovative products, today announced financial results for the three and nine months ended September 30, 2020.

Third quarter 2020 financial results for Tattooed Chef reflect the three months ended September 30, 2020, prior to the closing of the recent business combination (the “Business Combination”) between Ittella International and Forum Merger II Corporation (FMCI) which occurred on October 15, 2020. In connection with the closing of the Business Combination, the Company changed its name to Tattooed Chef, Inc.

Sam Galletti, President and CEO of Tattooed Chef said, “Our third quarter revenue marks the highest level in company history. We are pleased to achieve such a milestone in our last quarter as a private company. 2020 has been a monumental year for us, most notably with the completion of our merger with FMCI and Tattooed Chef becoming a public company. We expect to continue to drive top-line growth based on the ongoing success with our key club customers, expansion in new and existing retail customers, and our direct-to-consumer e-commerce site. We are pleased to have completed the merger and are more determined than ever to capitalize on the tremendous growth opportunities we have.”

Sarah Galletti, Creative Director and “The Tattooed Chef”, added, “There is so much to be excited about at the Tattooed Chef. Our branded product sales increased to a record $22.6 million in the third quarter and surpassed private label sales for the third consecutive quarter. Since launching our e-commerce site two weeks ago, the reaction in the marketplace has been overwhelmingly positive and we are thrilled with the initial success. Our brand awareness is growing, our distribution is expanding, our innovation pipeline is robust, and we are confident that we can and will continue to build off the excellent foundation we have established and drive significant growth in the years to come.”

Financial Highlights for the Third Quarter of 2020 Compared to Third Quarter of 2019

●	Revenue was a record $41.0 million, a 65% increase compared to $24.8 million in the prior year period; Tattooed Chef branded product revenue was a record $22.6 million, an increase of 288% compared to $5.8 million in the prior year period;

●	Net loss was $3.3 million compared to a net income of $1.8 million in the prior year period due to $4.6 million of non-recurring transaction costs; and

●	Adjusted EBITDA was $1.5 million, or 3.6% of net revenue, compared to $2.3 million, or 9.4% of net revenue, in the prior year period.

Financial Highlights for First Nine Months of 2020 Compared to First Nine Months of 2019

●	Revenue was $108.9 million, an 87% increase compared to $58.1 million in the prior year period;

●	Net income was $3.9 million compared to $3.4 million in the prior year period; and

●	Adjusted EBITDA was $10.6 million, or 9.7% of net revenue, compared to $4.7 million, or 8.2% of net revenue, in the prior year period.

Third Quarter 2020 Results

Revenue increased by $16.2 million, or 65.3%, to $41.0 million for the three months ended September 30, 2020 compared to $24.8 million for the three months ended September 30, 2019. The revenue increase was primarily driven by a $16.8 million increase in revenue of “Tattooed Chef” branded products, offset by a $0.1 million decrease in revenue of private label products and a $0.5 million decrease in legacy fish and commodity vegetable products for select private label retailers. The increase in Tattooed Chef branded products resulted from expansion in the number of U.S. distribution points, as well as increased volume at existing retail customers with our current portfolio of products and new product introductions including acai bowls, spring vegetable blends, buffalo cauliflower, and other value-added riced cauliflower meals.

Gross profit was $3.8 million for the three months ended September 30, 2020 compared to $4.5 million for the three months ended September 30, 2019. Gross margin in the three months ended September 30, 2020 was 9.2% compared to 18.2% in the three months ended September 30, 2019. The decline in both gross profit and gross margin was primarily due to a $1.4 million program with one of our top club customers to promote our Organic Acai Bowls. No such program occurred in the prior year period. This successful promotion gave the Tattooed Chef brand exposure in 450 stores for an eight-week period across the entire U.S. and resulted in increased sales and brand awareness.

Operating expenses increased $4.8 million to $7.2 million for the three months ended September 30, 2020 compared to $2.4 million for the three months ended September 30, 2019. The increase in operating expenses was primarily due to $4.6 million in nonrecurring expenses related to the merger with FMCI, as well as a $0.7 million increase in sales and marketing expenses resulting from a shift in focus to building the Tattooed Chef brand and initiatives to accelerate sales to retail grocery store outlets. As a percentage of revenue, total operating expenses were 17.5% for the three months ended September 30, 2020, compared to 9.5% for the prior year period. Excluding the $4.6 million of transaction expenses, operating expenses for the three months ended September 30, 2020 would have been $2.5 million, slightly higher than the prior year period, or 6.2% of sales.

Adjusted EBITDA of $1.5 million, or 3.6% of net revenue, for the three months ended September 30, 2020 decreased $0.9 million compared to $2.3 million, or 9.4% of net revenue, in the three months ended September 30, 2019. The decrease in Adjusted EBITDA was primarily due to the lower gross profit from the promotional program explained above. Adjusted EBITDA for the third quarter of 2020 was also lower sequentially, compared to $2.0 million in the second quarter of 2020 due to increased growth in sales from the products manufactured by our facilities in Italy and timing of delivery to key customers. Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Measures.” Please see “Adjusted EBITDA Reconciliation” at the end of this press release.

First Nine Months 2020 Results

Revenue increased by $50.8 million, or 87.4%, to $108.9 million for the nine months ended September 30, 2020 compared to $58.1 million for the nine months ended September 30, 2019. The revenue increase was primarily driven by a $51.1 million increase in sales of Tattooed Chef branded products and a $1.4 million increase in sales of private label products. The increase in Tattooed Chef branded products resulted from expansion in the number of U.S. distribution points, as well as increased volume at existing retail customers of our current portfolio of products and new product introductions including acai bowls, spring vegetable blends, buffalo cauliflower, and other value-added riced cauliflower meals. This increase was partially offset by a $1.8 million decline in legacy fish and commodity vegetable products for select private label retailers.

Gross profit increased $6.9 million to $16.8 million for the nine months ended September 30, 2020 compared to $9.9 million for the nine months ended September 30, 2019. Gross margin in the nine months ended September 30, 2020 was 15.4% compared to 17.0% in the nine months ended September 30, 2019. The decline in gross margin was primarily due to the promotional program with the key club customer which did not occur in the prior year period and increased shipping and storage costs in the current year versus the prior year.

Operating expenses increased $6.1 million to $11.6 million for the nine months ended September 30, 2020 compared to $5.6 million for the nine months ended September 30, 2019, primarily due to a $4.8 million in nonrecurring expenses related to the merger with FMCI, as well as a $2.1 million increase in sales and marketing expenses resulting from a shift in focus to building the Tattooed Chef brand and initiatives to accelerate sales to retail grocery store outlets. As a percentage of revenue, total operating expenses were 10.7% for the nine months ended September 30, 2020 compared to 9.6% for the prior year period. Excluding the $4.8 million of transaction expenses, operating expenses for the nine months ended September 30, 2020 would have been $6.9 million or 6.3% of sales. We expect our operating expenses to increase in future periods as we transition to being a public company, increase expenses to effectively manage our growth, and continue our shift in emphasis to Tattooed Chef branded products.

Adjusted EBITDA was $10.6 million, or 9.7% of revenue, for the nine months ended September 30, 2020 compared to $4.7 million, or 8.2% of revenue, for the nine months ended September 30, 2019. The improvement in Adjusted EBITDA was primarily the result of the increase in revenues, gross profit and operating expense leverage compared to the prior year period.

Balance Sheet and Cash Flow

As of September 30, 2020, Tattooed Chef had cash and cash equivalents of $3.2 million and an outstanding balance on the line of credit of $19.7 million. Following the completion of the Business Combination on October 15, 2020, the Company had cash and cash equivalents of approximately $95 million and an outstanding balance on the line of credit of approximately $5 million.

Conference Call and Webcast

The Company will host a conference call and webcast to discuss the results today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Investors interested in participating in the live call can dial 855-327-6837 from the U.S. and 631-891-4304 internationally. A telephone replay will be available approximately two hours after the call concludes through Monday, November 23, 2020, and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 internationally, and entering conference ID 10011746. The webcast will be available on the Investors section of the Company’s website at www.tattooedchef.com and archived for 30 days.

About Tattooed Chef

Tattooed Chef is a leading plant-based food company offering a broad portfolio of innovative plant-based food products that taste great and are sustainably sourced. Tattooed Chef’s signature products include ready-to-cook bowls, zucchini spirals, riced cauliflower, acai and smoothie bowls, and cauliflower pizza crusts, which are available in the frozen food sections of leading national retail food stores across the United States as well as on Tattooed Chef’s e-commerce site. Understanding consumer lifestyle and food trends, and a commitment to innovation, allows Tattooed Chef to continuously introduce new products. Tattooed Chef provides great-tasting, approachable, and innovative products not only to the growing group of consumers who seek to adopt a plant-based lifestyle, but to any of the “People Who Give a CropTM”. For more information, please visit www.tattooedchef.com.

Forward Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” “trend,” “accelerate,” “continues,” “opportunities,” “next” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Tattooed Chef’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: uncertainty surrounding the ultimate success of Tattooed Chef’s e-commerce platform; the need to prove Tattooed Chef’s ability to build brand awareness and continue to launch innovative products; the outcome of any legal proceedings that may be instituted against Tattooed Chef; competition and the ability of the business to grow and manage growth profitably; the ability to meet Nasdaq’s listing requirements; costs related to our recent business combination; anticipated increased costs associated with our transition to a public company; and other risks and uncertainties indicated from time to time in the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) in connection with our recent business combination, including those under “Risk Factors” therein, and other factors identified in past and future filings with the SEC, available at www.sec.gov. Some of these risks and uncertainties may be amplified by the COVID-19 outbreak. Tattooed Chef undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Measures

The Company seeks to achieve profitable, long term growth by monitoring and analyzing key operating metrics, including Adjusted EBITDA. The Company’s management uses this non-GAAP financial metric and related computations to evaluate and manage the business and to plan and make near and long-term operating and strategic decisions. The management team believes this non-GAAP financial metric is useful to investors to provide supplemental information in addition to the GAAP financial results. Management reviews the use of its primary key operating metrics from time-to-time. Adjusted EBITDA is not intended to be a substitute for any GAAP financial measure and as calculated, may not be comparable to similarly titled measures of performance of other companies in other industries or within the same industry. The Company’s management team believes it is useful to provide investors with the same financial information that it uses internally to make comparisons of historical operating results, identify trends in underlying operating results, and evaluate its business.

CONTACTS

INVESTORS

Rachel Perkins

rachel@ulshir.com

MEDIA

Devynne Honsa

devynne@blndpr.com

310-616-3049

MYJOJO, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS) (unaudited)

(in thousands, except per share information)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
REVENUE	$40,962	$24,786	$108,896	$58,117

COST OF GOODS SOLD	37,180	20,276	92,126	48,263

GROSS PROFIT	3,782	4,510	16,770	9,854

Sales and marketing expenses	894	243	2,673	552
General and administrative expenses	6,293	2,111	8,972	5,040
TOTAL OPERATING EXPENSES	7,187	2,354	11,645	5,592

INCOME (LOSS) FROM OPERATIONS	(3,405)	2,156	5,125	4,262

Interest expense	(188)	(155)	(569)	(493)
Other income	825	-	1,113	-

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(2,768)	2,001	5,669	3,769

PROVISION FOR INCOME TAXES	492	162	1,775	346

NET INCOME (LOSS)	(3,260)	1,839	3,894	3,423

LESS: INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(160)	352	1,201	532

NET INCOME (LOSS) ATTRIBUTABLE TO MYJOJO, INC.	$(3,100)	$1,487	$2,693	$2,891

NET INCOME (LOSS) PER UNIT
Basic and diluted	$(376.68)	$180.72	$327.22	$351.30

WEIGHTED AVERAGE COMMON UNITS
Basic and diluted	8,230	8,230	8,230	8,230

OTHER COMPREHENSIVE LOSS, NET OF TAX

Foreign currency translation adjustments	(584)	(192)	(201)	(212)

Total other comprehensive loss, net of tax	(584)	(192)	(201)	(212)

Comprehensive income (loss)	(3,844)	1,647	3,693	3,211
Less: income (loss) attributable to the noncontrolling interest	57	(4)	91	1

Comprehensive income (loss) attributable to Myjojo, Inc. shareholder	(3,901)	1,651	3,602	3,210

MYJOJO, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except per share information)

	September 30,	December 31,
	2020	2019
ASSETS

CURRENT ASSETS
Cash	$3,182	$4,537
Accounts receivable	17,142	9,440
Inventory	27,894	17,960
Prepaid expenses and other current assets	4,385	3,013
TOTAL CURRENT ASSETS	52,603	34,950

Property, plant and equipment, net	13,822	8,238

Deferred taxes	189	227

Other assets	104	481

TOTAL ASSETS	$66,718	$43,896

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$30,783	$17,037
Accrued expenses	2,354	724
Distribution payable	2,485	1,868
Line of credit	19,745	10,054
Notes payable to related parties, current portion	188	357
Notes payable, current portion	514	610
Other current liabilities	481	65
TOTAL CURRENT LIABILITIES	56,550	30,715

Notes payable to related parties, net of current portion	-	443
Notes payable, net of current portion	2,274	2,662
TOTAL LIABILITIES	58,824	33,820

COMMITMENTS AND CONTINGENCIES (See Note 15)

REDEEMABLE NONCONTROLLING INTEREST (See Note 3)	$43,900	$6,930

STOCKHOLDERS’ EQUITY (DEFICIT)
Common units	1	1
Additional paid in capital	-	2,316
Accumulated other comprehensive loss	(984)	(692)
Retained earnings (deficit)	(36,675)	1,265
Total equity (deficit) attributable to Myjojo, Inc.	(37,658)	2,890
Noncontrolling interest	1,652	256
TOTAL STOCKHOLDER’S EQUITY (DEFICIT)	(36,006)	3,146

TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY (DEFICIT)	$66,718	$43,896

MYJOJO, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in thousands)

	Nine Months Ended
	Sept 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,894	$3,423
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	693	477
Bad debt expense	-	(1)
Accretion of debt financing costs	34	34
Unrealized forward contract gains	(728)	-
Changes in operating assets and liabilities:
Accounts receivable	(7,702)	(2,871)
Inventory	(9,934)	(4,018)
Prepaid expenses and other assets	(289)	(468)
Accounts payable	13,746	384
Accrued expenses	1,630	438
Other current liabilities	416	25
Net cash provided by (used in) operating activities	1,820	(2,577)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(5,957)	(2,176)
Proceeds from the sale of property, plant and equipment	36	14
Net cash used in investing activities	(5,921)	(2,162)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings of line of credit	9,657	1,778
Borrowings of notes payable to related parties	32	329
Repayments of notes payable to related parties	(644)	(210)
Borrowings of notes payable	28	763
Repayments of notes payable	(512)	(538)
Capital contributions	355	6,001
Payment of distribution	(5,613)	-
Net cash provided by financing activities	3,303	8,123

NET INCREASE IN CASH	(798)	3,385
EFFECT OF EXCHANGE RATE ON CASH	(557)	(173)

CASH AT BEGINNING OF YEAR	$4,537	$336

CASH AT END OF NINE MONTHS	$3,182	$3,548

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the six months for:
Interest	$237	$152
Income taxes	$16	$-
Noncash financing activities
Distributions	$617	$1,192

MYJOJO INC. AND SUBSIDIARIES

Adjusted EBITDA Reconciliation

Unaudited

	Nine Months Ended		Three Months Ended
(in thousands)	Sept. 30, 2020 (unaudited)	Sept.30, 2019 (unaudited)	Sept. 30, 2020 (unaudited)	Sept. 30, 2019 (unaudited)
Net income (loss)	$3,894	$3,423	$(3,260)	$1,839
Interest	$569	$493	$188	$155
Taxes	$1,775	$346	$492	$162
Depreciation & amortization	$693	$477	$222	$176
EBITDA	$6,931	$4,739	$(2,358)	$2,332
Adjustments
Gain on foreign currency forward contracts	$(1,113)	$—	$(825)	$—
Non-recurring transaction expenses	$4,770	$—	$4,646	$—
Total Adjustments	$3,657	$—	$3,821	$—
Adjusted EBITDA	$10,588	$4,739	$1,463	$2,332